Exhibit 24.1

POWER OF ATTORNEY

Each of the undersigned (each, a “Reporting Person”) hereby constitute and appoint Cynthia M. Durrett, Kyle S. Ramachandran and Christopher M. Powell, and each of them, as his, her or its true and lawful attorney-in-fact to:

(1) prepare, execute in the name of each of the undersigned and on behalf of each of the undersigned, and submit to the U.S. Securities and Exchange Commission (the “SEC”) a Form ID and/or Passphrase Update Request Form, including amendments thereto, and any other documents necessary or appropriate to obtain codes and passwords enabling each of the undersigned to make electronic filings with the SEC of reports required by Section 16(a) of the Securities Exchange Act of 1934 or any rule or regulation of the SEC, and thereafter request, and have access to, filing codes for the SEC’s Electronic Data Gathering, Analysis, and Retrieval (EDGAR) system;

(2) execute for and on behalf of each Reporting Person, in his, her or its capacity as an insider of Solaris Energy Infrastructure, Inc. (the “Company”), Forms 3, 4 and 5 in accordance with Section 16(a) of the Securities Exchange Act of 1934 and the rules thereunder;

(3) do and perform any and all acts for and on behalf of each Reporting Person which may be necessary or desirable to complete and execute any such Form 3, 4 or 5, complete and execute any amendment or amendments thereto, and timely file such Form 3, 4 or 5 with the SEC and any stock exchange or similar authority; and

(4) take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, a Reporting Person, it being understood that the documents executed by such attorney-in-fact on behalf of a Reporting Person pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact’s discretion.

Each Reporting Person grants to such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as each Reporting Person might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted. Each Reporting Person acknowledges that the foregoing attorney-in-fact, in serving in such capacity at the request of each Reporting Person, is not assuming, nor is the Company assuming, any of the responsibilities of any Reporting Person to comply with Section 16 of the Securities Exchange Act of 1934.

This Power of Attorney shall remain in effect until each Reporting Person is no longer required to file Forms 3, 4 and 5 with respect to each Reporting Person’s holdings of, and transactions in securities issued by, the Company, unless earlier revoked by each Reporting Person in a signed writing delivered to the attorney-in-fact.

[Signature Page Follows]

IN WITNESS WHEREOF, each Reporting Person has caused this Power of Attorney to be executed on September 12, 2024.

J Turbines, Inc.

By:	/s/ John A. Johnson
Name:	John A. Johnson
Title:	President

By:	/s/ John A. Johnson
Name:	John A. Johnson